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                                                                     EXHIBIT 5.1



                                    November 28, 1995



EMC Corporation
171 South Street
Hopkinton, Massachusetts  01748

               Re: Registration of up to 17,500,000 Shares of the Common Stock of EMC Corporation
                    -------------------------------------------------

Ladies and Gentlemen:

        We have acted as special counsel to EMC Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (33-63993), as filed by the Company with the Securities and Exchange Commission (the "Commission") on November 3, 1995 and Amendment No. 1 thereto filed with the Commission on the date hereof
(as so amended, the "Registration Statement"). The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), of up to 17,500,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock").

        In this connection, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement; the Restated Articles of Organization of the Company, as amended, and the Amended and Restated Bylaws of the Company, each as in effect on the date hereof; certain resolutions adopted by the Board of Directors of the Company relating to the preparation and filing of the Registration Statement, the issuance of the Shares by the Company and certain related matters; the Agreement and Plan of Merger dated as of October 25, 1995 (the "Merger Agreement") by and among the Company, EMC Merger Corporation 1995, a Delaware corporation and a wholly owned subsidiary of the Company, and McDATA Corporation, a Delaware corporation; certain other agreements, certificates of public officials, certificates of officers or representatives of the Company and others; a form of specimen certificate for the Common Stock; and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we express no opinion as to the laws of any other jurisdiction.

        Based upon and subject to the foregoing, we are of the opinion that when
(i) issued in accordance with the Merger Agreement and the resolutions of the Board of Directors of the Company relating thereto and (ii) certificates representing the Shares in the form of the specimen certificate for the Common Stock examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Shares will be validly issued, fully paid and nonassessable.
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Consent Solicitation/Prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

        This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.



                                       Very truly yours,


                                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM